                                                                EXHIBIT 10.13

                             EMPLOYMENT AGREEMENT

       THIS AGREEMENT ("Agreement") is made and entered into this 14th day of December, 1993, by and between WILLIAM LASKY, a resident of the State of Wisconsin ("Employee"), and ALTERNATIVE LIVING SERVICES, INC., a Delaware corporation ("Company").

                             W I T N E S S E T H:

        WHEREAS, execution of this Agreement is a condition of closing under that certain Acquisition Agreement dated December 14, 1993 (the "Acquisition Agreement"), whereby the Company will acquire certain assets and rights from Care Living Centers, Inc. ("CLC");

        WHEREAS, Assisted Care, Inc., a Wisconsin corporation ("ACI"), has been merged with and into CLC;

        WHEREAS, prior to the date hereof, Alternative Living Services, a Wisconsin general partnership ("ALS"), has conveyed certain assets relating to its long-term healthcare business to CLC;

        WHEREAS, the Company intends to carry on certain aspects of the business previously carried on by the CLC, ACI and ALS;

        WHEREAS, the Employee has been an employee, officer, director, shareholder of CLC and ACI and a general partner of ALS;

        WHEREAS, the convenants and agreements of Employee herein are made as an inducement to the acquisition by the Company of certain assets and rights from CLC; and

        WHEREAS, the Company and Employee each desire to enter into this Agreement, pursuant to which Employee will be employed by the Company on the terms and conditions hereinafter set forth, and to make certain other agreements,

        NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

SECTION 1.  Employment.

        Subject to the terms hereof, the Company hereby employs Employee, and Employee hereby accepts such employment. Employee shall devote his full business time and best efforts to rendering services on behalf of the Company.

SECTION 2.  Position.

            2.1 Title. Employee shall serve as the senior executive officer of the Company with the title of President and, as such, Employee shall report directly to the Board of Directors of the Company. Employee also consents to serve, without additional compensation, if elected, as a director of the Company.

            2.2 Location. Employee's location of employment shall be at the Company's principal executive offices in Brookfield, Wisconsin, and the Company may not transfer Employee to any other location without the Employee's prior written consent unless such transfer results from the relocation of the Company's principal executive offices and the actual relocation thereto of other executive officers of the Company holding positions and responsibilities comparable to those of Employee.

SECTION 3.  Term.

            3.1 Term. The employment of Employee hereunder shall commence on the date hereof and shall continue until the earlier of (a) December 14, 1995 (the "Original Term"), or (b) the occurrence of any of the following events:


                (i) the death or disability of Employee (disability meaning a physical illness or incapacity that prevents Employee totally and permanently from performing all of the substantial and material duties of his then current position of employment with the Company; provided, however, that a disability shall be considered to exist only if Employee is prevented for a period of three (3) consecutive months following the date such condition commenced and at the end of such three (3) month period he remained so prevented, or if, prior to the expiration of such three (3) month period, Employee's attending physician provides the Company with a written prognosis that the illness, injury or other incapacity that results in Employee's current disabled condition may be reasonably expected to prevent Employee from performing all of the substantial and material duties of his then current position of employment with the Company for a period of at least six (6) consecutive months);

                (ii) the mutual written agreement of the parties hereto to terminate Employee's employment hereunder;

                (iii) the Company's termination of Employee's employment hereunder for "cause." For the purposes of this Agreement, "cause" for termination of Employee's employment shall exist (x) if Employee is convicted of, or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony, (y) if Employee has engaged in conduct or activities

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         materially damaging to the Company, monetarily or otherwise (it being understood, however, that neither conduct nor activities pursuant to Employee's exercise of his good faith business judgment nor unintentional physical damage to any property of the Company by Employee shall be a ground for such a determination by the Company) or
         (z) if Employee has willfully and continuously failed to substantially perform his duties hereunder (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Employee that specifically indentifies the manner in which the Company believes that Employee has not substantially performed those duties, and Employee has failed to resume substantial performance of such duties on a continuous basis within fourteen (14) days after receiving such demand. Termination for cause shall be made only upon vote of not less than a majority of the directors then in office, after reasonable notice to Employee and an opportunity for Employee, together with counsel, to be heard before a meeting of the Board held upon reasonable notice to all directors; or

                (iv) the Employee's termination of his employment with the Company for "good reason" upon reasonable notice to the Company. For purposes of this Agreement, "good reason" shall exist if the Company materially fails to comply with any of the provisions of this Agreement, other than isolated, insubstantial or inadvertent failures not occurring in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by the Employee

        The Original Term hereof, and any renewal term, shall be automatically renewed for an additional one (1) year period unless either Employee or the Company gives notice to the other party that it does not wish to renew this Agreement at least ninety (90) days prior to the expiration of such Original Term or renewal term, as the case may be.

        3.2 Payments Upon Termination. If Employee's employment is terminated by the Company for cause or by Employee for any reason other than "good reason", the Company shall pay Employee the Base Salary (as hereinafter defined) through the effective date of termination at the rate in effect at the time notice of termination is given, and the Company shall have no further obligations to Employee under this Agreement subject to the rights and benefits the Employee may have under employee benefits plans and programs of the Company in existence as of the effective date of such termination, if any, which shall be determined in accordance therewith. If Employee's employment is terminated by the Company for any reason other than for cause or by Employee for "good reason", the Company shall continue to pay Employee the Base Salary at the rate in effect at the time notice of termination is given, together with any applicable bonuses and rights and benefits the

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Employee may have under employee benefits plans and programs of the Company in existence as of the date of such termination, all for the balance of the Original Term or any renewal term then in effect.

SECTION 4.  Compensation.

        4.1 Base Salary. For the first twelve (12) months of the term of his employment hereunder, Employee shall be paid a salary at the annual rate of One Hundred Fifteen Thousand Dollars ($115,000.00), payable in equal installments in accordance with the payroll payment practices from time to time adopted by the Company, subject to required payroll withholding provisions. Thereafter, the salary to be paid to the Employee shall be determined in the discretion of the Board of Directors; provided, however, that in no event after the first twelve (12) months of the term of his employment hereunder shall Employee's annual rate of salary be less than One Hundred Twenty Five Thousand Dollars ($125,000.00). (The annual salary to be paid to Employee under this Agreement is hereinafter referred to as the "Base Salary".)

        4.2 Incentive Bonuses. As additional compensation hereunder, the Company may, in the discretion of the Board of Directors, pay Employee an annual bonus (the "Annual Bonus") for each fiscal year during the term of Employee's employment hereunder. If Employee's employment hereunder is terminated pursuant to the terms of this Agreement prior to the end of a calendar year, his Annual Bonus with respect to that year shall be prorated for such portion of that year as he was employed by the Company. The Employee shall be eligible to receive an annual bonus of up to $35,000 payable if the Company's earnings before interest, taxes and depreciation are within 10% of such earnings targeted in the applicable annual business plan as approved by the Board of Directors and such bonus shall be due and payable upon the submission and verification of the Company's annual financial statements.

        4.3 Stock Options. During his employment hereunder, Employee shall be eligible to participate in any stock option plan (and in any other similar plans) adopted by the Company in accordance with the terms of such plan on a basis comparable to participation by other executive officers of the Company holding positions and responsibilities comparable to those of Employee and on a basis comparable to participation by the executive officers of Evergreen Healthcare, Inc. ("Evergreen") in its stock option plan holding positions and responsibilities comparable to those of Employee. A stock option plan shall be included in the 1994 annual business plan to be submitted to the Board of Directors for its approval.


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          4.4.  Insurance.

          (a) Life and Other Insurance. The Company shall, at its sole option and expense, provide or arrange for and keep in effect, during the term of Employee's employment hereunder, so long as he is insurable, term life insurance in an amount determined by the Board of Directors. The Company shall provide such group travel accident, accidental death and dismemberment insurance and long and short term disability insurance, or their equivalents, as is provided from time to time for executives of the Company holding positions and responsibilities comparable to those of Employee and comparable to that provided to the executive officers of Evergreen holding positions and responsibilities comparable to those of Evergreen.

         (b) Medical Insurance. During the term of Employee's employment hereunder, the Company shall, at its expense, provide or arrange for and keep in effect, hospitalization, major medical and similar medical and health insurance for Employee and his family, to the same extent as is provided from time to time for executives of the Company holding positions and responsibilities comparable to those of Employee and to the same extent as is provided from time to time to the executive officers of Evergreen holding positions and responsibilities comparable to those of Employee.

         4.5 Vacation. Employee shall be entitled to three (3) weeks' paid vacation during each year of his employment hereunder.

         4.6 Retirement Benefits. During the term of his employment hereunder, Employee shall have the same right as executive officers of the Company holding positions and responsibilities comparable to those of Employee to participate in all profit-sharing, pension and other retirement plans as are now, or as may hereafter be, established by the Company and such right shall be comparable to that of an executive officer of Evergreen holding positions and responsibilities comparable to those of Employee.

         4.7 Out-of-Pocket Expenses. The Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the performance of his duties hereunder upon presentation of appropriate vouchers therefor.

         4.8 Automobile Expense Allowance. During the term of Employee's employment hereunder, the Company shall pay to Employee an automobile allowance of $600.00 per month.

SECTION 5.  Restrictive Covenants.

          (a) Employee acknowledges that (i) he is the owner of 45.9127% of the outstanding common stock of CLC and was the owner


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of 75.7062% of the outstanding common stock of ACI and is a general partner of
ALS; (ii) the covenants herein are necessary to protect the goodwill and other value of CLC for which the Company paid substantial consideration; (iii) the Company separately bargained and paid additional consideration for the restrictive covenants herein; and (iv) the Company acquired certain assets of CLC in reliance on such covenants in view of the unique and essential nature of the services Employee is to perform hereunder and the irreparable injury that would befall the Company should Employee breach such covenants.

         (b) Employee further acknowledges that his services hereunder are of a special, unique and extraordinary character and that his position with the Company places him in a position of confidence and trust with the customers and employees of the Company and allows him access to Confidential Information (as hereinafter defined).

         (c) Employee further acknowledges that the type and periods of restrictions imposed by the covenants in this Section 5 are fair and reasonable and that such restrictions will not prevent Employee from earning a livelihood.

         (d) Employee further acknowledges that (i) the Company is engaged in the business of developing, owning, acquiring and operating assisted living facilities and specialty care facilities for the treatment of individuals suffering from Alzheimer's disease; (ii) the Company conducts its business activity in and throughout the Area (as hereinafter defined); and (iii) Competing Businesses (as hereinafter defined) are engaged in businesses like and similar to the business of the Company.

         (e) Having acknowledged the foregoing, Employee covenants and agrees with the Company that he will not, directly or indirectly:

              (i) while he is in the Company's employ and through the period ending eighteen (18) months after the termination of his employment for any reason whatsoever (whether voluntarily or involuntarily), disclose or use or otherwise exploit for his own benefit, or the benefit of any other person, except as may be necessary in the performance of his duties hereunder, any Confidential Information disclosed to Employee or of which Employee became aware by reason of his employment with or ownership in the Company or CLC;

              (ii) while he is in the Company's employ and through the period ending eighteen (18) months after the termination of his employment for any reason whatsoever (whether voluntarily or involuntarily), solicit or divert or appropriate to any Competing Business, directly or indirectly, on his own behalf or in the service of or on behalf of any Competing Business, or attempt to solicit or divert or


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

        appropriate to any such Competing Business, within the Area, any person or entity who was a customer of the Company at any time during the last twelve (12) months of Employee's employment hereunder and with whom Employee had contact during the term of his employment;

                (iii) while he is in the Company's employ and through the period ending eighteen (18) months after the termination of his employment for any reason whatsoever (whether voluntarily or involuntarily), employ or attempt to employ or assist anyone else in employing in any Competing Business in the Area any managerial or key employee of the Company (whether or not such employment is full time or is pursuant to a written contract with the Company); and

                (iv) while he is in the Company's employ and through the period ending eighteen (18) months after the termination of his employment for any reason whatsoever (whether voluntarily or involuntarily) except for termination by the Company without cause, engage in or render any services to or be employed by any Competing Business in the Area in the capacity of officer, managerial or executive employee, director, consultant or shareholder (other than as the owner of less than one (1%) percent of the shares of a publicly-owned corporation whose shares are traded on a national securities exchange or in the over-the-counter market).

                (f) Employee agrees that upon the termination of his employment for any reason whatsoever (whether voluntarily or involuntarily) he will not take with him or retain without written authorization, and he will promptly deliver to the Company, originals and all copies of all papers, files or other documents containing any Confidential Information and all other property belonging to the Company and in his possession or under his control.

                (g) For purposes of this Section 5, the term (a) "Area" means a one hundred (100) mile radius of (i) the city hall of Milwaukee, Wisconsin and Madison, Wisconsin, or (ii) any assisted care facility owned, managed or operated by the Company at the time Employee's employment hereunder is terminated; (b) "Competing Business" means the business of developing, owning, acquiring or operating living facilities or specialty assisted care facilities for the treatment of individuals suffering from Alzheimer's disease; and (c) "Confidential Information" means any and all data and information relating to the business of the Company or CLC (whether or not constituting a trade secret) that is, has been or will be disclosed to Employee or of which Employee became or becomes aware as a consequence of or through his relationship with the Company or CLC and that has value to the Company and is not generally known by its competitors; provided, however, that no



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

information will be deemed confidential unless it has been reduced to writing and marked clearly and conspicuously as confidential information. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made without authorization by the Company), or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. Confidential Information includes, but is not limited to, information relating to the Company's financial affairs, processes, services, customers, employees or employees' compensation, research, development, purchasing, accounting or marketing.

        (h) Employee acknowledges that irreparable loss and injury would result to the Company upon the breach of any of the covenants contained in this
Section 5 and that damages arising out of such breach would be difficult to ascertain. Employee hereby agrees that, in addition to all other remedies provided at law or at equity, the Company may petition and obtain from a court of law or equity both temporary and permanent injunctive relief to prevent a breach by Employee of any covenant contained in this Section 5.

SECTION 6.  Miscellaneous.

          6.1 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon Employee, his executor, administrator, heirs, personal representatives and assigns, and upon the Company and its successors and assigns; provided, however, that the obligations and duties of Employee may not be assigned or delegated.

          6.2 Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Wisconsin, without giving effect to principles of conflicts of laws.

          6.3 Invalid Provisions. The parties herein hereby agree that the agreements, provisions and covenants contained in this Agreement (including, without limitation, the agreements, provisions and covenants contained in
Section 5 hereof) are severable and divisible, that none of such agreements, provisions or covenants depends upon any other provision, agreement or covenant for its enforceability, and that each such agreement, provision and covenant constitutes an enforceable obligation between the Company and Employee. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any agreement, provision or covenant of this Agreement shall affect the other agreements, provisions or covenants hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such


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invalid or unenforceable agreement, provision or covenant were omitted.

        6.4 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        6.5 Notices. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or deposited in the United States mail, first class, registered mail, return receipt requested, with proper postage prepaid, and

        (a)  If to Employee, addressed to:

             William Lasky
             245 South Executive Drive, Suite 100
             Brookfield, Wisconsin 53005

        (b)  If to the Company, addressed to:

             William G. Petty, Jr.
             c/o Evergreen Healthcare, Inc.
             184 Shuman Blvd.
             Naperville, IL  60563

        cc:  Rogers & Hardin
             2700 Cain Tower, Peachtree Center
             229 Peachtree Street, N.E.
             Atlanta, Georgia 30303
             Attention:  Steven E. Fox, Esq.

or at such other place or places or to such other person or persons as shall be designated in writing by the parties hereto in the manner provided above for notices.

        6.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

        6.7 Waiver of Breach. The waiver by the Company of a breach of any provision, agreement or covenant of this Agreement by Employee shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision, agreement or covenant by Employee.

        6.8 Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their agreement and is the complete and exclusive statement thereof notwithstanding any


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


representation or statements to the contrary heretofore made. This Agreement may be modified only by written instrument signed by each of the parties hereto.

        IN WITNESS WHEREOF, Employee has set his hand and seal, and the Company has caused this Agreement to be duly executed by its duly authorized officers and has caused its proper corporate seal to be affixed hereto, and the parties have caused this Agreement to be delivered, all on the day and year first written above.



                                                              (SEAL)
                                    --------------------------
                                    WILLIAM LASKY



                                    ALTERNATIVE LIVING SERVICES, INC.


                                    By: /s/ William Lasky
                                       -----------------------------

                                       Its:
                                           -------------------------

[CORPORATE SEAL]

Attest:
       -------------------------




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representation or statements to the contrary heretofore made.  This Agreement may be modified only by written instrument signed by each of the parties hereto.

        IN WITNESS WHEREOF, Employee has set his hand and seal, and the Company has caused this Agreement to be duly executed by its duly authorized officers and has caused its proper corporate seal to be affixed hereto, and the parties have caused this Agreement to be delivered, all on the day and year first written above.



                                    /s/ William Lasky         (SEAL)
                                    --------------------------
                                    WILLIAM LASKY



                                    ALTERNATIVE LIVING SERVICES, INC.


                                    By:
                                       -----------------------------

                                       Its:
                                           -------------------------

[CORPORATE SEAL]

Attest:
       -------------------------





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

                       AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into as of this 28th day of June, 1995, by and between WILLIAM F. LASKY, a resident of the State of Wisconsin ("Employee"), and ALTERNATIVE LIVING SERVICES, INC., a Delaware corporation (the "Company").


                              W I T N E S S E T H:

         WHEREAS, Employee and the Company are parties to that certain Employment Agreement dated December 14, 1993 (the "Agreement");

         WHEREAS, Employee and the Company wish to modify and amend the Agreement in the manner set forth herein.

         NOW, THEREFORE, in consideration of the premises and the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. Section 2.1 of the Agreement shall be amended and restated in its entirety as follows:

                          2.1 Title. Employee shall serve as a senior executive officer of the Company with the title of President and, as such Employee shall report directly to the Chief Executive Officer of the Company. Employee also consents to serve, without additional compensation, if elected, as a director of the Company.

         2. The "Original Term", as defined in Section 3.1 of the Agreement shall be changed from December 14, 1995 to May 31, 1997.

         3. Section 3.2 of the Agreement shall be amended and restated in its entirety as follows:

                          3.2 Payments Upon Termination. If Employee's employment is terminated by the Company for cause or by Employee for any reason other than "good reason", the Company shall pay Employee the Base Salary (as hereinafter defined) through the effective date of termination at the rate in effect at the time notice of termination is given, and the Company shall have no further obligations to Employee under this Agreement subject to the rights and benefits the Employee may have under employee benefits plans and programs of the Company in existence as of the effective date of such termination, if any, which shall be determined in accordance therewith. If Employee's employment is terminated by the Company for any reason other than for cause or by Employee for "good reason", the Company shall continue to pay Employee the Base Salary at the rate in effect at the time notice of termination is given, together with any applicable bonuses and rights and benefits the Employee may have under employee benefits plans and programs of the Company in existence as of the date of such termination, all for the twelve (12) month period following such termination (the "Extended Period"); provided, however, such payments of Base Salary and provision of bonuses, rights and benefits hereunder during the Extended Period shall not be due and payable by the Company to Employee if Employee (i) shall violate the provisions of Section 5 hereof or (ii) during the Extended Period shall engage in or render any services to or be employed by any Competing Business (hereinafter defined) in the Area (hereinafter defined) in the capacity of officer, managerial or executive employee, director, consultant or shareholder (other than as the owner of less than one (1%) percent of the shares of a publicly-owned corporation whose shares are traded on a national securities exchange or in the over-the-counter market).

         4. The "Base Salary," as defined in Section 4.1 of the Agreement, shall be not less than $150,000.

         5. Section 4.2 of the Agreement shall be amended and restated in its entirety as follows:

                          4.2     Incentive Bonuses.  As additional
                 compensation hereunder, the Company may, in the discretion of the Board of Directors, pay Employee an annual bonus (the "Annual Bonus") for each fiscal year during the term of Employee's employment hereunder. If Employee's employment hereunder is terminated pursuant to the terms of this Agreement prior to the end of a calendar year, his Annual Bonus with respect to that year shall be prorated for such portion of that year as he was employed by the Company. The Employee shall be eligible to receive an Annual Bonus of up to 35% of the Base Salary payable if the Company's earnings before interest, taxes and depreciation are within 10% of such earnings targeted in the applicable annual business plan as approved by the Board of Directors and such bonus shall be due and payable upon the submission and verification of the Company's annual financial statements.

         6. Section 4.3 of the Agreement shall be amended and restated in its entirety as follows:




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




                          4.3 Stock Options. The Board of Directors of the Company shall grant to Employee, as of June 28, 1995, options to purchase 71 shares of common stock of the Company pursuant to the terms of the 1995 Incentive Compensation Plan of the Company, which options shall vest and first become exercisable at the rate of 25% per year on the first, second, third and fourth anniversary of the date of grant, such that all of these options shall vest and become exercisable on the fourth anniversary of the date of grant. The exercise price for these options shall be $8,425 per share. Such options shall no longer be exercisable as of and following the tenth (10th) anniversary of the date of grant of such options.

         7. Section 4.4(a) of the Agreement shall be amended and restated in its entirety as follows:

                                  (a)      Life and Other Insurance.  The
                 Company shall provide to Employee such term life and group travel, accident, accidental death and dismemberment insurance and long and short term disability insurance, or their equivalents, as is provided from time to time for senior executives of the Company. The Company shall be entitled, at its sole option and expense, to arrange for and keep in effect, during the term of Employee's employment hereunder, so long as he is insurable, key man insurance on Employee in an amount determined by the Board of Directors, such policy or policies to name the Company or its designee as the beneficiary. Employee shall reasonably cooperate with the Company in procuring such key man insurance as the Company shall elect to purchase.

         8. Section 4.4(b) of the Agreement shall be amended and restated in its entirety as follows:

                                  (b)      Medical Insurance.  During the term
                 of Employee's employment hereunder, the Company shall, at its expense, provided or arrange for and keep in effect, hospitalization, major medical and similar medical and health insurance for Employee and his family, to the same extent as is provided from time to time for senior executives of the Company.

         9. Section 4.6 of the Agreement shall be amended and restated in its entirety as follows:

                          4.6 Retirement Benefits. During the term of his employment hereunder, Employee shall have the same rights as senior executive officers of the Company to participate in all profit-sharing, pension and




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




                 other retirement plans as are now, or as may hereafter be, established by the Company.

         10.     The following Section 4.9 shall be added to the Agreement:

                          4.9 Loan to Employee. Upon request by the Employee, the Company shall loan to Employee up to $150,000, such loan to be repayable in three annual installments of $50,000 beginning on June 30, 1996 (each such date, a "Repayment Date"), with interest accruing on such loan at the rate of 6.0% per annum with accrued and unpaid interest due and payable on each such annual Repayment Date. Notwithstanding the foregoing, if the Employee is employed by the Company on a Repayment Date, the principal and interest payable to the Company on such Repayment Date shall be deemed paid by the Employee and forgiven by the Company. In the event the Employee's employment is terminated by the Company for "cause" (as defined in Section 3.1 hereof) or by the Employee otherwise than for "good reason" (as defined in Section 3.1 hereof), all amounts remaining outstanding on such loan shall be due and payable on the effective date of such termination. The Company shall be entitled to set-off any amounts due the Employee pursuant to Section 3.2 hereof against any remaining amounts due to the Company under such loan. The Employee agrees to execute a promissory note in such form as the Company may reasonably request to evidence such loan.

         11. Section 6.5 of the Agreement shall be amended and restated in its entirety as follows:

                          6.5 Notices. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or deposited in the United States mail, first class, registered mail, return receipt requested, with proper postage prepaid, and

                                  (a)   If to Employee, addressed to:

                                        William F. Lasky
                                        450 N. Sunnyslope Road, Suite 300
                                        Brookfield, Wisconsin  53005

                                  (b)   If to the Company, addressed to:

                                        William G. Petty, Jr.
                                        c/o Alternative Living Services, Inc.
                                        184 Shuman Boulevard, Suite 200
                                        Naperville, Illinois  60563




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




                                  cc:   Rogers & Hardin
                                        2700 Cain Tower, Peachtree Center
                                        229 Peachtree Street, N.E.
                                        Atlanta, Georgia  30303
                                        Attention:  Alan C. Leet, Esq.

                 or at such other place or places or to such other person or persons as shall be designated in writing by the parties hereto in the manner provided above for notices.

         12. The amendments to the Agreement set forth herein shall be effective as of June 28, 1995. Except as modified by this Amendment, the Agreement shall remain in full force and effect.

         13. This Amendment may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Employee has duly executed, and the Company has caused this Amendment to be duly executed by its duly authorized officer, and the parties have caused this Agreement to be delivered, all on the day and year first written above.



                                        /s/ William F. Lasky
                                        ---------------------------------------
                                        WILLIAM F. LASKY


                                        ALTERNATIVE LIVING SERVICES, INC.



                                        By:/s/ William G. Petty, Jr.
                                           ------------------------------------
                                        Its: Chairman, CEO
                                             ----------------------------------


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